                                                                  EXHIBIT 99.5A

                     FORM OF MASTER CAPITALIZATION AGREEMENT

     This Agreement is made as of ____________, 2004 among SAC HOLDING CO., a Pennsylvania corporation (the "COMPANY"), and each of the Investors signatory hereto (the "INVESTORS").

                                    PREAMBLE

     The Company was formed for the purpose of acquiring the stock of Sylvan, Inc. ("SYLVAN") pursuant to the terms of an Agreement and Plan of Merger dated as of November 16, 2003 (as the same may be amended, the "MERGER AGREEMENT") among Sylvan, the Company and Snyder Associated Companies, Inc. ("SNYDER"). The Investors desire to purchase certain securities of the Company with cash or shares of Sylvan common stock in order to provide financing for such acquisition. Therefore, the parties severally, and not jointly, agree as follows with the intent to be legally bound.

                                    AGREEMENT

     1. Purchase and Sale of Securities. On the Closing Date (defined below), the Company will sell to each Investor identified on Exhibit A, and each such Investor will purchase from the Company, the amount and type of shares of capital stock of the Company set forth beside such Investor's name on Exhibit A for the cash purchase price set forth on Exhibit A. Without limiting the generality of the foregoing, the Investors acknowledge that (a) pursuant to a Stock Purchase Agreement dated as of November 15, 2003 (the "STOCK PURCHASE AGREEMENT") among the Company, Snyder and Steel Partners II, L.P., the Company acquired 537,771 shares of Sylvan common stock for a purchase price of $6,587,694.75 ($12.25/share), which shares will be canceled in the Merger, (b) Snyder loaned the purchase price for such shares to the Company and (c) such loan was previously converted into shares of the Company's common stock at the rate of $12.25/share as a result of which Snyder currently owns 537,771 shares of the Company.

     2. Contribution of Securities. On the Closing Date, each Investor identified on Exhibit B shall contribute to the Company the shares of common stock of Sylvan the Investor owns identified on Exhibit B. Each such Investor shall receive, for each such share of Sylvan common stock contributed, one share of common stock of the Company. Such contribution shall be made pursuant to the Contribution Agreements in the forms attached hereto as Exhibit C-1 and C-2.

     3. Senior Subordinated Debt and Bridge Financing. At the Closing, Snyder shall make a loan to the Company in the amount of $26.5 million in the form of senior subordinated indebtedness pursuant to the Note Purchase Agreement and Senior Subordinated Promissory Note pursuant to documentation in substantially the forms of Exhibit D-1 and D-2 hereto. $20.5 million of such senior subordinated indebtedness is intended to be a bridge loan and will be due and payable no later than ten days following the closing of the Merger.

     4. The Closing. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Cohen & Grigsby, P.C., 11 Stanwix Street, 15th Floor, Pittsburgh, Pennsylvania 15222 on such date as is required by the disbursing agent in the Merger in order for the Company to have funds available to pay the Merger consideration, as determined by the Company. The date when the Closing occurs is referred to herein as the "CLOSING DATE". At the Closing, the Company will deliver to each Investor certificates evidencing the number of shares being purchased by such Investor upon payment of the purchase price therefor in immediately available funds or contribution of shares of common stock of Sylvan, as the case may be. As soon as is practicable after the Closing, (a) the Company will be merged with and into Sylvan, with Sylvan to be the surviving corporation, in accordance with the terms of the Merger Agreement (the "MERGER"), (b) each Investor's shares of common stock of the Company will be exchanged for securities of Sylvan in accordance with the terms of the Merger Agreement and (c) each Investor will enter into a Stockholders Agreement in substantially the form previously agreed to. The date when the foregoing transactions occur is referred to as the "EFFECTIVE DATE".

     5. Restrictions on Transfer. The Investors acknowledge that the Securities have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws, and may not be transferred in the absence of an effective registration statement under such laws except pursuant to an exemption from such laws. If Securities are being transferred pursuant to such an exemption, then the transferor will give prior written notice of such exemption to the Company, and the Company may request an opinion of the transferor's counsel as to the availability of such exemption, which opinion and counsel must be reasonably satisfactory to the Company. The Securities are also subject to restrictions on transfer as set forth in the Stockholders Agreement. Each certificate evidencing capital stock will bear a legend in the form specified in the Stockholders Agreement.

     6. Merger Consideration; Fees and Expenses; Assumption of Exchange Agreement Obligations. As between Snyder and the Company, the Company shall be responsible for paying the merger consideration required to be paid pursuant to the Merger Agreement. The Company (or, following the Merger, Sylvan) will (a) pay, or reimburse Snyder for, all reasonable fees and expenses that it incurs or has incurred in connection with the formation and capitalization of the Company and the transactions contemplated by the Transaction Documents and the Steel Partners Agreement (including the preparation and negotiation of such documents) and (b) pay to Snyder the sum of $60,000 as a reimbursement for its payment of the Seller Reimbursement under and as defined in the Steel Partners Agreement. The Company hereby assumes, effective upon consummation of the Merger, the rights and obligations of Snyder under that certain Exchange Agent Agreement between Snyder and Mellon Investor Services LLC dated [__________].

     7. Miscellaneous. This Agreement: (a) may be amended only by a writing signed by each of the parties; (b) may not be assigned, pledged or otherwise transferred, whether by operation of law or otherwise, without the prior consent of the other parties, except that an Investor may assign all or a portion of his or its rights hereunder to a Permitted Transferee (as defined in the Stockholders Agreement) so long as such transferee joins this Agreement as an Investor and the Stockholders Agreement as a Stockholder; provided, that no such assignment will relieve the transferring Investor of his or its obligation to purchase Securities hereunder except with respect to Securities actually purchased by such transferee; (c) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (d) contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (e) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective heirs, successors and permitted assigns.

               SIGNATURE PAGE TO MASTER CAPITALIZATION AGREEMENT

                                          COMPANY

                                          SAC HOLDING CO.

                                          By:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                          INVESTORS:

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                          TC SNYDER FAMILY LIMITED PARTNERSHIP

                                          By:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------
                                          David E. Snyder

                                          DAVID E. SNYDER AND SANDRA J. SNYDER
                                          JOINT TENANTS BY THE ENTIRETIES

                                          --------------------------------------
                                          David E. Snyder

                                          --------------------------------------
                                          Sandra J. Snyder

                                          WESTMONT LIMITED PARTNERSHIP

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          MARK A. SNYDER REVOCABLE TRUST
                                          DATED 1/4/99

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          CHARLES H. SNYDER, JR. REVOCABLE
                                          TRUST DATED 7/3/95

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          RIDGEPOINT HOLDINGS LIMITED
                                          PARTNERSHIP

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------
                                          Dennis C. Snyder

                                          MAVERICK HOLDINGS LIMITED PARTNERSHIP

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          RICHARD G. SNYDER SECOND AMENDED AND
                                          RESTATED REVOCABLE TRUST DATED
                                          12/13/95

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          NEAR L.P.

                                          By: EARN, LLC

                                          By:
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                             -----------------------------------

                                                                     EXHIBIT D-1

                             NOTE PURCHASE AGREEMENT

     This Agreement is made as of ____________, 2004 between SAC HOLDING CO., a Pennsylvania corporation (the "BORROWER"), and SNYDER ASSOCIATED COMPANIES, INC., a Pennsylvania corporation (the "LENDER").*

                                    PREAMBLE

     The Borrower, the Lender and certain other persons are parties to a Master Capitalization Agreement dated as of ___________________, 2004 (the "CAPITALIZATION AGREEMENT"). Pursuant to the Capitalization Agreement, the Borrower and the Lender have agreed to execute, deliver and perform their obligations under this Agreement. Therefore, the parties agree as follows with the intent to be legally bound. For purposes of clarification, the term "Borrower" shall include the surviving corporation in the Merger.

                                    AGREEMENT

                                    ARTICLE I

                   DEFINITIONS; NOTE PURCHASE TERMS; CLOSING

     1.01. Certain Definitions. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms on Schedule 1.01.

     1.02. Purchase of Note. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, on the Closing Date the Borrower will issue and sell to the Lender, and the Lender will purchase from the Borrower, the Note. The purchase price for the Note will be $26,500,000.

     1.03. Closing. The Closing will take place at 10:00 a.m., local time, on , 2004 at the offices of Cohen & Grigsby, P.C., or at such other time or place as the parties may mutually agree upon. It is intended that the Closing will occur simultaneously with the closing of all other transactions contemplated by the Capitalization Agreement.

     1.04. Conditions Precedent to the Obligations of the Lender. The obligation of the Lender to purchase the Note, to execute and deliver the other Transaction Documents and to consummate the transactions to be consummated hereunder and thereunder on the Closing Date is subject to the satisfaction of each of the following conditions precedent:

     (a) no Default will have occurred and be continuing or will be caused by the consummation of the transactions contemplated by the Transaction Documents or the Related Documents;


---------------

* It is contemplated that approximately $6 million of the amount to be loaned by Snyder will be loaned by Snyder-related individuals. It has not been determined what portion of that will be included in the $6 million contemplated to remain outstanding.

     (b) no event will have occurred and no condition will exist which, individually or in the aggregate, has had, or is likely to have, a Material Adverse Effect;

     (c) the transactions contemplated by Sections 1 and 2 of the Capitalization Agreement shall have closed;

     (d) the representations and warranties of the Borrower in Article II will be true and correct as of the Closing Date;

     (e) the Company and a national bank shall have executed and delivered a Credit Agreement providing for a $50 million credit facility, in form and substance satisfactory to the Lender, providing for the closing of the transaction contemplated thereby promptly following the closing of the Merger; and

     (f) the Borrower will have delivered to the Lender such certificates, opinions and other documentation as the Lender or its counsel may reasonably request.

     1.05. Deliveries of Purchase Price and Notes. The Lender will deliver to the Borrower the purchase price for the Note, and the Borrower will deliver to the Lender the Note, upon the satisfaction of the conditions set forth in
Section 1.04.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows as of the date hereof and as of the Closing Date:

     2.01. Organization and Qualification. The Borrower is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania. The Borrower is not required to be qualified to do business as a foreign corporation in any other jurisdiction.

     2.02. Power and Authority. The Borrower has the corporate power and authority to own and operate its assets, to conduct its business as presently conducted and to execute, deliver and perform the Transaction Documents. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate proceedings on the part of the Borrower.

     2.03. Execution and Binding Effect. The Transaction Documents have been, or on the Closing Date will be, duly and validly executed and delivered by the Borrower and constitute, or when executed and delivered will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                                   ARTICLE III

                                    COVENANTS

     The Borrower covenants to the Lender as follows:

     3.01. Visitation and Access to Records. The Borrower will permit such Persons as the Lender may designate to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine and to make copies or make extracts from its and their books and records and to discuss its and their affairs with its and their officers, employees and independent accountants at such times (during normal business hours) and as often as the Lender may reasonably request. The Borrower authorizes such officers, employees and independent accountants to discuss with the Lender the affairs of the Borrower and its Subsidiaries. The Borrower will bear the reasonable costs and expenses of such visitations and inspections.

     3.02. Preservation of Existence and Franchises. Except for the Merger or as otherwise expressly permitted hereunder, the Borrower will, and will cause each of its Subsidiaries to, maintain their respective corporate existences, rights and franchises in full force and effect in their respective jurisdictions of incorporation. The Borrower will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which failure to receive or retain such qualification, individually or in the aggregate, would be likely to have a Material Adverse Effect.

     3.03. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with respect to their respective properties and businesses and against such liabilities, casualties and contingencies and of such types, in such amounts and with such financially sound and reputable third party insurers as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. The Borrower will cause to be delivered to the Lender, upon its request, certificates for all of the foregoing policies. The activities and operations of the Borrower and its Subsidiaries will be conducted at all times in a manner so as to conform in all material respects to the applicable provisions of all such insurance policies and the Borrower and its Subsidiaries will not take or fail to take any action which would cause any such insurance policy to lapse.

     3.04. Maintenance of Assets. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain in good repair (ordinary wear and tear excepted), working order and condition their respective assets, (b) make all material repairs, renewals, replacements and improvements to such assets and (c) not use or permit the use of any of such assets for any unlawful purpose or permit any nuisance to exist thereon. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve and renew all licenses, authorizations and permits necessary to the conduct of their respective businesses.

     3.05. Payment of Liabilities. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge the following, except those which the Borrower or such Subsidiary disputes in good faith and by appropriate proceedings, diligently prosecuted to final resolution and as to which appropriate reserves are being maintained to the extent required by GAAP: (a) on or prior to the date on which penalties attach, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income; (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any of its properties or income (other than a Permitted Lien); and (c) on or prior to the date when due, all other lawful claims the nonpayment of which, individually or in the aggregate, would be likely to have a Material Adverse Effect.

     3.06. Compliance With Governmental Rules and Material Agreements. Except for instances of noncompliance which, individually or in the aggregate, would not be likely to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, comply with all applicable

Governmental Rules and all material agreements to which the Borrower or any of its Subsidiaries is a party.

     3.07. Proceeds. The Borrower will use the proceeds from the sale of the Note exclusively to complete the transactions contemplated by the Merger Documents, for the payment of costs and expenses related to the transactions contemplated by the Transaction Documents and the Related Documents and for general, ordinary course corporate purposes.

     3.08. Reporting Requirements. The Borrower will comply with the reporting requirements on Schedule 3.08.

     3.09. Financial Covenants. The Borrower will comply with the financial covenants on Schedule 3.09.

     3.10. Negative Covenants. The Borrower will comply with the negative covenants on Schedule 3.10.

                                   ARTICLE IV

                                     DEFAULT

     4.01. Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or effected by operation of law):

          (a) the Borrower fails to pay when due principal or interest on the Note and such failure continues uncured for five days after the due date;

          (b) any representation or warranty made by the Borrower under this Agreement or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Lender pursuant to this Agreement is incorrect or misleading in any material respect as of the time when made;

          (c) the Borrower defaults in the performance of any of its covenants set forth in Section 3.10;

          (d) the Borrower defaults in the performance or observance of any other covenant, agreement or duty under this Agreement or any of the other Transaction Documents which is not cured within 30 days following notice thereof to the Borrower;

          (e) the Borrower or any of its Subsidiaries defaults (as principal or guarantor or other surety) (i) in any payment of principal of or interest on any Debt having an aggregate principal amount in excess of $100,000 or
     (ii) in the observance of any covenant, term or condition contained in any agreement or instrument by which such Debt is created, secured or evidenced, if the effect of such default is to cause all or part of such Debt to become due before its otherwise stated maturity;

          (f) one or more final judgments for the payment of money aggregating in excess of $100,000 is rendered against the Borrower or any of its Subsidiaries, and the Borrower or such Subsidiary fails to discharge or stay the same within 60 days from the date of notice of entry thereof;

          (g) the Merger has not occurred on or before June 30, 2004;

          (h) the Borrower sells substantially all of its assets or consummates a merger, sale of stock of similar transaction resulting in the owners of the Company's common stock following consummation of the Merger owning less than 51% of the common stock of the Company;

          (i) a proceeding is instituted against the Borrower or any of its Subsidiaries seeking a declaration or order for relief, or entailing a finding, that the Borrower or such Subsidiary is insolvent or bankrupt, or seeking reorganization, liquidation, dissolution, winding-up, charter revocation or other similar relief with respect to the Borrower or such Subsidiary or any of its properties, assets or debts, or seeking the appointment of a receiver, trustee, custodian, liquidator, sequestrator or similar official for the Borrower or such Subsidiary or any of its properties or assets, and such proceeding results in the making, entry or grant of any such declaration, order, finding, relief or appointment, or such proceeding remains undismissed and unstayed for a period of 30 consecutive days; or

          (j) the Borrower or any of its Subsidiaries becomes insolvent or bankrupt, becomes generally unable to pay its debts as they become due, voluntarily suspends transaction of its business, makes a general assignment for the benefit of creditors, initiates a proceeding described in subsection (i) above, consents to any such declaration, order, finding, relief or appointment described in subsection (i) above or takes any action in furtherance of any of the foregoing.

     4.02.  Consequences of an Event of Default.

     (a) If an Event of Default specified in subsections (a) through (h) of
Section 4.01 occurs and is continuing, the Lender may, by notice to the Borrower, declare the Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor will immediately accrue.

     (b) If an Event of Default specified in subsections (i) or (j) of Section
4.01 occurs and is continuing, all of the Obligations will become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor will immediately accrue.

     4.03. Set-Off. If any of the Obligations becomes due and payable (by acceleration or otherwise), the Lender will have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower or any of its Subsidiaries by the Lender or any of its Affiliates. Such right will exist whether or not the Lender gives notice or makes any demand under any Transaction Document or whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender.

     4.04. No Waiver by Accepting Payment. The acceptance by the Lender of any sum after the same is due will not constitute a waiver of the right either to require prompt payment, when due, of all other sums due under the Transaction Documents or to declare an Event of Default as herein provided. The acceptance by the Lender of any sum in an amount less than the sum then due will be deemed an acceptance on account only and upon condition that it will not constitute a waiver of the obligation of the Borrower to pay the entire sum then due, and failure of the Borrower to pay such entire sum then due will be and continue to be an Event of Default notwithstanding such acceptance of such amount on account, and the Lender will at all times thereafter and until the entire sum then due has been paid, and notwithstanding the acceptance by the Lender thereafter of further sums on account, entitled to exercise all rights conferred upon it by any of the Transaction Documents upon the occurrence of an Event of Default, whether any such amounts are received prior or subsequent to such exercise. E-12


                                    ARTICLE V

                               GENERAL PROVISIONS

     5.01. Lender's Subordination Covenant. The Lender agrees to execute and deliver a Subordination Agreement and an Intercompany Subordination Agreement with a national bank, in form and substance typical for transactions of this type and reasonably approved by the Lender, agreeing to subordinate payment of the Note under certain circumstances to payment of the senior indebtedness to be provided by this bank under the credit facility described in Section 1.04(e) hereof.

     5.02.  Consent to Jurisdiction and Service of Process.

     (a) The Borrower hereby: (i) irrevocably submits to the jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents or the subject matter hereof or thereof; (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) it is not personally subject to the jurisdiction of such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and (iii) agrees that, notwithstanding any right or privilege it may possess at any time, such party and its property are and will be generally subject to suit on account of the obligations assumed by it hereunder.

     (b) The Borrower agrees that service in person or by certified or registered U.S. mail to its address set forth in Section 5.05 will constitute valid in personam service upon the Borrower and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

     (c) Notwithstanding the foregoing, the Lender may at its option bring any action or other proceeding arising out of or relating to this Agreement or the other Transaction Documents or the subject matter hereof or thereof against the Borrower or any of its assets in the courts of any jurisdiction or place where the Borrower or such assets may be found or where the Borrower may be subject to personal jurisdiction, and may effect service of process as provided under any applicable Governmental Rule.

     (d) The Borrower hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by it and that by agreeing to such provisions it is waiving important legal rights. The obligations of the Borrower under this Section will survive any termination of this Agreement.

     5.03. Cumulative Remedies. The rights and remedies of the Lender hereunder and under the Note are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No single or partial exercise of any such right or remedy by the Lender, and no discontinuance of steps to enforce any such right or remedy, will preclude any further exercise thereof or of any other right or remedy of the Lender.

     5.04. Expenses; Taxes. The Borrower will pay, or will reimburse the Lender for: (a) all reasonable out-of-pocket expenses, including without limitation attorney's fees and court costs, incurred by the Lender from time to time and which arise out of or relate to (i) the preparation, negotiation, execution or delivery of this Agreement and the other Transaction Documents, (ii) any amendments, waivers or consents relating hereto or thereto and which are requested by the Borrower or (iii) the Lender's enforcement or preservation of its rights and remedies hereunder and thereunder; and (b) all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby. All such amounts will be due and payable on the date specified in any invoice which the Borrower receives with respect thereto or, in the case of amounts to be reimbursed to the Lender, within five Business Days after the Lender's demand therefor. The obligations of the Borrower under this Section will survive any termination of this Agreement.

     5.05. Notices. All notices, consents, requests, demands and other communications required or permitted hereunder: (a) will be in writing; (b) will be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (c) will be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier. All such communications will be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five Business Days' prior notice:

If to the Borrower (prior to the Merger):       If to the Lender:
SAC Holding Co.                                 Snyder Associated Companies, Inc.
c/o Snyder Associated Companies, Inc.           P.O. Box 1022
P.O. Box 1022                                   Kittanning, PA 16201
Kittanning, PA 16201                            Attn: Mark A. Snyder
Attn: Mark A. Snyder                            FAX No.: 724-545-2989
FAX No.: 724-545-2989

     5.06. Miscellaneous. This Agreement: (a) may be amended only by a writing signed by each of the parties; (b) except pursuant to the Merger, may not be assigned, pledged or otherwise transferred by the Borrower, whether by operation of law or otherwise, without the prior consent of the Lender; (c) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (d) together with the other Transaction Documents, contains the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (e) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns. The due performance or observance by the Borrower of any of its obligations hereunder may be waived only by a writing signed by the Lender, and any such waiver will be effective only to the extent specifically set forth in such writing. The waiver by the Lender of any breach or violation of any provision of this Agreement will not operate as, or be construed to be, a waiver of any subsequent breach or violation hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                    SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT


                                          BORROWER

                                          SAC HOLDING CO.

                                          By:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                          LENDER

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                                                    EXHIBIT D-2

                       SENIOR SUBORDINATED PROMISSORY NOTE

$26,500,000*                                            Pittsburgh, Pennsylvania
                                                          ________________, 2004

     FOR VALUE RECEIVED, the undersigned, SAC HOLDING CO., a Pennsylvania corporation (the "MAKER"), hereby promises to pay to the order of [SNYDER ASSOCIATED COMPANIES, INC.], its successors and assigns (collectively, the "HOLDER"), the principal sum of TWENTY SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($26,500,000), together with interest on the outstanding balance hereof at the rate specified herein.

     1. This Senior Subordinated Promissory Note (this "NOTE") is the Note referred to in, and is entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith between the Holder and the Maker (as the same may be amended, the "NOTE PURCHASE AGREEMENT"). The Note Purchase Agreement contains provisions, among others, for the acceleration of the maturity hereof in certain circumstances. All capitalized terms used herein and not otherwise defined will have the meanings assigned to such terms in the Note Purchase Agreement.

     2. The unpaid principal balance hereof will bear interest at the rate of 18% per annum, based on a year of 360 days. Accrued interest on the unpaid principal balance hereof will be due and payable in arrears on ______________, 2004, and on the last day of each ____________, ____________, ______________ and
____________ thereafter (each an "INTEREST PAYMENT DATE") and on the Maturity Date (defined below).

     3. The principal of this Note shall be payable as follows:

     (a) Within two Business Days after the closing of the Merger, $14,000,000 of the principal of this Note, together with all accrued but unpaid interest on such amount, shall be due and payable.

     (b) Promptly but in any event no later than two Business Days following the date on which Dennis C. Zensen purchases common stock of the Company for cash, the principal of this Note in an amount equal to the cash paid by Mr. Zensen for such common stock, together with all accrued but unpaid interest on such principal amount, shall be due and payable.

     (c) The entire unpaid principal balance of this Note, all accrued and unpaid interest due hereunder and any other amounts due from the Maker to the Holder hereunder, will be due and payable on the date which is the earliest to occur of (i) the effective date of the initial public offering of the Maker's equity securities, (ii) the date when the payment of this Note has been accelerated pursuant to Section 4.02 of the Note Purchase Agreement or (iii) _________________, 20__.

     4. If any payment of principal or interest is not paid on the date when due, then such overdue payment and the entire principal amount hereof will bear interest at the rate of 20% per annum until such default is cured (if capable of cure) or until all amounts due hereunder are paid in full, which interest is payable upon demand. If any amount due under this Note is not paid when due, the Maker will pay to the Holder its reasonable attorneys' fees and other reasonable costs of collection in accordance with Section 4.03 of the Note Purchase Agreement.

     5. Payments hereunder will be made to the Holder in immediately available funds at its address set forth in Section 5.05 of the Note Purchase Agreement. At any time following January 1, 2007, the Maker may prepay this Note in whole or in part at any time without penalty or premium.

     6. The Maker hereby: (a) waives presentment for payment, demand, notice of protest and all other notices (not expressly provided for in this Note or the Note Purchase Agreement) in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; (b) agrees that its liability is unconditional without regard to the liability of any other party and will not be affected in any manner by any indulgence, extensions of time, renewal, waiver or modification granted or consented to by the Holder at any time; (c) consents to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by the Holder at any time; and
(d) agrees that additional makers, endorsers, guarantors or sureties may become parties to this Note or the Note Purchase Agreement without notice to it and without affecting its liability under this Note.

     7. This Note: (a) may be amended only by a writing signed by the Maker and the Holder; (b) except pursuant to the Merger, may not be assigned or otherwise transferred by the Maker, whether by operation of law or otherwise, without the prior consent of the Holder; (c) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of law rules; and (d) is binding upon the Maker and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and assigns.

                                SIGNATURE PAGE TO
                      SENIOR SUBORDINATED PROMISSORY NOTE


                                          SAC HOLDING CO.

                                          By:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                                                   SCHEDULE 1.01

                                  DEFINED TERMS

     "AFFILIATE" means, with respect to any Person, any Person who directly or indirectly controls, is controlled by or is under common control with such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking or lending institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

     "CLOSING" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

     "CLOSING DATE" means the date when the Closing occurs.

     "COMPANY" means Sylvan, Inc., a Nevada corporation.

     "DEBT" means, with respect to any Person, (a) all indebtedness or liability for or on account of money borrowed by, or deposits with or advances to, such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness or liability for or on account of property or services acquired by such Person, (d) all amounts secured by Liens on property owned by such Person (whether or not assumed) and capitalized leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under any capitalized lease to repossession or sale of such property) and (e) the aggregate amount available to be drawn on any letters of credit, lines of credit or similar facilities with respect to which such Person is the account party, plus the aggregate amount owed by such Person as a result of draws on or advances under such facilities. [CONFORM TO SENIOR DEBT]

     "DEFAULT" means an Event of Default or any event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

     "EVENT OF DEFAULT" means any of the Events of Default described in Section 4.01.

     "GOVERNMENTAL RULE" means any law (including common law), statute, rule, regulation, ordinance, code, order, writ, judgment, injunction, decree, guideline, directive or decision of any governmental authority, whether or not having the force of law and whether now or hereafter existing, as any of the same may be amended.

     "LIEN" means (a) any security arrangement, including without limitation any mortgage, deed of trust, pledge, collateral assignment, security interest, deposit, conditional sale agreement or title retention agreement, (b) any agreement of sale, assignment or other transfer and (c) any lien, easement, restrictive covenant or other encumbrance. [CONFORM TO SENIOR DEBT]

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations hereunder or under the other Transaction Documents.

     "MERGER DOCUMENTS" means the Merger Agreement and all documents executed and delivered in connection with the Merger, as the same may be amended.

     "NOTE" means the Senior Subordinated Promissory Note of the Borrower in the original principal amount of $26,500,000 to be delivered by the Borrower to the Lender on the Closing Date, which Note will be in the form of Exhibit A hereto, as the same may be amended.

     "OBLIGATIONS" means the obligations of the Borrower hereunder and under the Note.

     "PERMITTED LIENS" means: (a) Liens securing the Obligations; (b) Liens existing as of the Effective Time and listed on Annex hereto and extension, renewal and replacement Liens upon the same property subject to a listed Lien, so long as the amount secured by each such extension, renewal or replacement Lien does not exceed the amount secured by the Lien currently existing and the obligation secured by each such extension, renewal or replacement Lien is otherwise permitted hereunder; (c) Liens arising from taxes, assessments, charges, levies or claims described in Section 3.05 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under
Section 3.05; (d) deposits or pledges made (i) to secure workmen's compensation, unemployment insurance, old age benefits or other statutory obligations, (ii) in connection with bids, tenders, trade contracts or leases or (iii) to secure stay, surety or appeal bonds, in each case in the ordinary course of business;
(e) purchase money or title retention Liens and Liens existing on property at the time of the purchase thereof by the Borrower (whether or not assumed), but only so long as (i) each such Lien is confined solely to the property purchased,
(ii) the amount secured by each such lien is not greater than 100% of the lesser of the fair market value of the purchased property at the time of purchase or the purchase price thereof (which, in the case of property purchased subject to existing Liens, include the amount secured by such Liens) and (iii) the aggregate Debt secured by all such Liens is permitted by item on Schedule 3.10;
(f) Liens resulting from progress payments or partial payments under United States Government contracts or subcontracts thereunder; (g) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings; and (h) zoning restrictions, easements and minor restrictions on the use of real property, minor irregularities in the title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of such property or materially impair its use in the business of the Borrower. [CONFORM TO SENIOR DEBT]

     "PERSON" means any individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization or other entity, including without limitation any governmental authority.

     "RELATED DOCUMENTS" means the Merger Documents and the Senior Debt
Documents.

     "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; and (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding. [CONFORM TO SENIOR DEBT]

     "SYLVAN" means Sylvan, Inc., a Nevada corporation.

     "TRANSACTION DOCUMENTS" means this Agreement, the Note, the Senior Intercreditor Agreement and any other documents executed and delivered by the Borrower in connection herewith or therewith, as any of the same may be amended.

                                                                   SCHEDULE 3.08

                               REPORTING COVENANTS

                        [TO BE CONFORMED TO SENIOR DEBT]

                                                                   SCHEDULE 3.09

                               FINANCIAL COVENANTS

                        [TO BE CONFORMED TO SENIOR DEBT]

                                                                   SCHEDULE 3.10

                               NEGATIVE COVENANTS

                        [TO BE CONFORMED TO SENIOR DEBT]